                                                                   EXHIBIT 10.15


                                   $80,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 March 12, 1993

                                      among

                              Analog Devices, Inc.

                             The Banks Listed Herein

                                       and

                   Morgan Guaranty Trust Company of New York,

                                    as Agent

                               TABLE OF CONTENTS*

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ARTICLE I
DEFINITIONS........................................................................      1

         SECTION 1.01.  Definitions................................................      1

         SECTION 1.02.  Accounting Terms and Determinations........................     10

         SECTION 1.03.  Types of Borrowings........................................     11

ARTICLE II
THE CREDITS........................................................................     11

         SECTION 2.01.  Commitments to Lend........................................     11

         SECTION 2.02.  Notice of Committed Borrowings.............................     11

         SECTION 2.03.  Money Market Borrowings....................................     12

         SECTION 2.04.  Notice to Banks; Funding of Loans..........................     15

         SECTION 2.05.  Notes......................................................     16

         SECTION 2.06.  Maturity of Loans..........................................     16

         SECTION 2.07.  Interest Rates.............................................     16

         SECTION 2.08.  Fees.......................................................     20

         SECTION 2.09.  Optional Termination or Reduction of Commitments...........     20

         SECTION 2.10.  Mandatory Termination of Commitments.......................     20

         SECTION 2.11.  Optional Prepayments.......................................     21

         SECTION 2.12.  General Provisions as to Payments..........................     21

         SECTION 2.13.  Funding Losses.............................................     22

         SECTION 2.14.  Computation of Interest and Fees...........................     22

         SECTION 2.15.  Withholding Tax Exemption..................................     22

         SECTION 2.16.  Judgment Currency..........................................     22

         SECTION 2.17.  Foreign Withholding Taxes and Other Costs..................     23

ARTICLE III
CONDITIONS.........................................................................     24

         SECTION 3.01.  Effectiveness..............................................     24

         SECTION 3.02.  Borrowings.................................................     25

         SECTION 3.03.  First Borrowing by Each Eligible Subsidiary................     25

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................     25

         SECTION 4.01.  Corporate Existence and Power..............................     26

         SECTION 4.02.  Corporate and Governmental Authorization; No Contravention.     26

         SECTION 4.03.  Binding Effect.............................................     26

         SECTION 4.04.  Financial Information......................................     26


                                     - i -
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
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         SECTION 4.05.  Litigation.................................................     26

         SECTION 4.06.  Compliance with ERISA......................................     27

         SECTION 4.07.  Environmental Matters......................................     27

         SECTION 4.08.  Taxes......................................................     27

         SECTION 4.09.  Subsidiaries...............................................     27

         SECTION 4.10.  Ownership and Liens........................................     28

         SECTION 4.11.  Subsidiaries and Ownership of Stock........................     28

         SECTION 4.12.  Credit Arrangements........................................     28

         SECTION 4.13.  Not an Investment Company..................................     28

         SECTION 4.14.  Full Disclosure............................................     28

ARTICLE V
COVENANTS..........................................................................     29

         SECTION 5.01.  Information................................................     29

         SECTION 5.02.  Payment of Obligations.....................................     31

         SECTION 5.03.  Maintenance of Property; Insurance.........................     31

         SECTION 5.04.  Conduct of Business and Maintenance of Existence...........     31

         SECTION 5.05.  Compliance with Laws.......................................     31

         SECTION 5.06.  Inspection of Property, Books and Records..................     31

         SECTION 5.07.  Transactions With Affiliates...............................     32

         SECTION 5.08.  Current Ratio..............................................     32

         SECTION 5.09.  Leverage Ratio.............................................     32

         SECTION 5.10.  Minimum Consolidated Tangible Net Worth....................     32

         SECTION 5.11.  Restricted Payments........................................     33

         SECTION 5.12.  Investments................................................     33

         SECTION 5.13.  Negative Pledge............................................     33

         SECTION 5.14.  Consolidations, Mergers and Sales of Assets................     34

         SECTION 5.15.  Acquisitions...............................................     35

         SECTION 5.16.  Use of Proceeds............................................     35

ARTICLE VI
DEFAULTS...........................................................................     35

         SECTION 6.01.  Events of Default..........................................     35

         SECTION 6.02.  Notice of Default..........................................     37

ARTICLE VII
THE AGENT..........................................................................     37

         SECTION 7.01.  Appointment and Authorization..............................     37

         SECTION 7.02.  Agent and Affiliates.......................................     37

         SECTION 7.03.  Action by Agent............................................     38

         SECTION 7.04.  Consultation with Experts..................................     38


                                     - ii -
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
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         SECTION 7.05.  Liability of Agent.........................................     38

         SECTION 7.06.  Indemnification............................................     38

         SECTION 7.07.  Credit Decision............................................     38

         SECTION 7.08.  Successor Agent............................................     38

         SECTION 7.09.  Agent's Fee................................................     39

ARTICLE VIII
CHANGE IN CIRCUMSTANCES............................................................     39

         SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair...     39

         SECTION 8.02.  Illegality.................................................     39

         SECTION 8.03.  Increased Cost and Reduced Return..........................     40

         SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate Loans..     41

         SECTION 8.05.  HLT Classification.........................................     42

ARTICLE IX
REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES............................     42

         SECTION 9.01.  Corporate Existence and Power..............................     42

         SECTION 9.02.  Corporate and Governmental Authorization; Contravention....     42

         SECTION 9.03.  Binding Effect.............................................     42

         SECTION 9.04.  Taxes......................................................     42

ARTICLE X
GUARANTY...........................................................................     43

         SECTION 10.01.  The Guaranty..............................................     43

         SECTION 10.02.  Guaranty Unconditional....................................     43

         SECTION 10.03.  Discharge Only Upon Payment In Full; Reinstatement In
                           Certain Circumstances...................................     44

         SECTION 10.04.  Waiver by the Company.....................................     44

         SECTION 10.05.  Subrogation...............................................     44

         SECTION 10.06.  Stay of Acceleration......................................     44

ARTICLE XI
MISCELLANEOUS......................................................................     44

         SECTION 11.01.  Notices...................................................     44

         SECTION 11.02.  No Waivers................................................     45

         SECTION 11.03.  Expenses; Documentary Taxes; Indemnification..............     45

         SECTION 11.04.  Sharing of Set-Offs.......................................     45

         SECTION 11.05.  Amendments and Waivers....................................     46

         SECTION 11.06.  Successors and Assigns....................................     46

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         SECTION 11.07.  Collateral................................................     47

         SECTION 11.08.  Governing Law; Submission to Jurisdiction.................     48

         SECTION 11.09.  Counterparts; Integration.................................     48

         SECTION 11.10.  Waiver Of Jury Trial......................................     48

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Schedule I -    Subsidiaries and Ownership of Stock

Schedule II -   Credit Arrangements

Schedule III -  Liens

Exhibit A -     Note

Exhibit B -     Money Market Quote Request

Exhibit C -     Invitation for Money Market Quotes

Exhibit D -     Money Market Quote

Exhibit E -     Opinion of Counsel for the Company

Exhibit F -     Opinion of Special Counsel for the Agent

Exhibit G -     Form of Election to Participate

Exhibit H -     Form of Election to Terminate

Exhibit I -     Opinion of Counsel for the Borrower
                  (Borrowings by Eligible Subsidiaries)

Exhibit J - Assignment and Assumption Agreement



*The Table of Contents is not a part of this Agreement.

                  AGREEMENT dated as of March 12, 1993 among ANALOG DEVICES, INC., the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

                  "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

                  "Adjusted CD Rate" has the meaning set forth in Section
2.07(b).

                  "Adjusted London Interbank Offered Rate" has the meaning bet forth in Section 2.07(c).

                  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                  "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or (ii) any Person (other than the Company or a Subsidiary of the Company) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                  "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its

Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Assessment Rate" has the meaning set forth in Section
2.07(b).

                  "Assignee" has the meaning set forth in Section 11.06(c).

                  "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                  "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

                  "Borrowing" has the meaning set forth in Section 1.03.

                  "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee.

                  "CD Base Rate" has the meaning set forth in Section 2.07(b).

                  "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

                  "CD Margin" has the meaning set forth in Section 2.07(b).

                  "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09.

                  "Commitment Fee Rate" means, for any date, 1/16 of 1% per annum.

                  "Committed Loan" means a loan to be made by a Bank pursuant to
Section 2.01.

                  "Company" means Analog Devices, Inc., a Massachusetts corporation, and its successors.

                  "Company's 1992 Form 10-K" means the Company's annual report on Form 10-K for 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                  "Consolidated Current Assets" means all current assets of the Company and its Consolidated Subsidiaries on a consolidated basis.

                  "Consolidated Current Liabilities" means all current liabilities of the Company and its Consolidated Subsidiaries on a consolidated basis, including without limitation (a) all obligations payable on demand or within one year after the date on which the determination is made, and (b) installment and sinking fund payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations (i) which are renewable or extendable at the option of the Company to a date more than one year from the date of determination or (ii) which can be refinanced using the available portion of the Commitments under this Agreement.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company.

                  "Consolidated Tangible Net Worth" means the Tangible Net Worth of the Company and its Consolidated Subsidiaries on a consolidated basis.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Domestic Loans" means CD Loans or Base Rate Loans or both.

                  "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

                  "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

                  "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

                  "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

                  "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

                  "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Facility Fee Rate" means (i) 3/16 of 1% per annum for any date on which Level I Status exists, (ii) 1/4 of 1% per annum for any date on which Level II Status exists, (iii) 5/16 of 1% per annum for any date on which Level III Status or Level IV Status exists and (iv) 7/16 of 1% per annum for any date on which Level V Status exists.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

                  "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Prime Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

                  "Guaranty" by any Person means any agreement, undertaking or arrangement, by which such Person assumes, guarantees, endorses or otherwise is or becomes, directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end an the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day Shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  (5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 15 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment" has the meaning set forth in Section 5.12.

                  "Level I Status" exists at any date if, at such date, the Company's senior unsecured long-term debt securities are rated either A- or higher by S&P or A3 or higher by Moody's.

                  "Level II Status" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt securities are rated either BBB- or higher by S&P or Baa2 or higher by Moody's and (ii) Level I Status does not exist.

                  "Level III Status" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt securities are rated either BBB or higher by S&P or Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

                  "Level IV Status" exists at any date if, at such date, (i) the Company's senior unsecured long-term debt securities are rated either BB+ or higher by S&P or Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

                  "Level V Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III or Level IV Status exists.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

                  "Lien" means, with respect to any asset, any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others or any agreement to give any of the foregoing.

                  "Liquid Assets" means at any time (i) cash; (ii) current accounts with banks; (iii) bankers' acceptances, certificates of deposit, and time deposits evidenced by instruments or documents other than certificates of deposit, in each case only if due within 1 year, not past due, and issued by United States commercial banks having assets of $500,000,000 or more; (iv) direct debt obligations of, or obligations guaranteed by, the United States or of agencies of the United States, due within 1 year and not past due; and (v) direct debt obligations of any issuer, due within 1 year and not past due, rated A or MIG-2 or higher by Moody's.

                  "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

                  "Material Debt" means indebtedness (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

                  "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

                  "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section
2.03 (d) .

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

                  "Multiemployer Plan" means at any time an employee pension benefit plat within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made by it, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 11.06(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

                  "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank to any Borrower.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

                  "Restricted Payment" means any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock).

                  "Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

                  "S&P" means Standard and Poor's Corporation.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person, provided that for the purpose of Articles IV and V (except when the term "Consolidated Subsidiary" is used) of this Agreement the term "Subsidiary" shall not include any corporation that is the subject of any Acquisition if the Company elects or designates less than a majority of the members of the board of directors of such corporation, and if such Subsidiary's assets are less than 15% of Consolidated Tangible Net Worth.

                  "Tangible Net Worth" means the excess of total assets over total liabilities, excluding, however, from the determination of total assets
(i) goodwill; (ii) patents, copyrights and trademarks; (iii) trade names; (iv) licenses; (v) organizational expenses; and (vi) treasury stock.

                  "Termination Date" means March 15, 1996, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

                  "Total Liabilities" means at any time all indebtedness, obligations and liabilities of the Company and its Consolidated Subsidiaries, on a consolidated basis, which should be classified as liabilities of such corporations on a consolidated balance sheet, and in any event shall include (without duplication):

                  (1) all indebtedness, obligations and liabilities guaranteed by any Guaranty, and all indebtedness, obligations and liabilities secured by any mortgage, lien, assignment, pledge, security interest, charge or encumbrance upon or in property owned by the respective corporation, even though the respective corporation has not assumed or become liable for the payment of the same, to the extent that such indebtedness, indebtedness actually outstanding with respect to obligations and liabilities exceed $4,000,000;

                  (2) the aggregate amount of reserves established on the books of the Company and its Consolidated Subsidiaries in respect of contingent liabilities and other contingencies, including contingent obligations to make payments under contracts; and

                  (3) contingent liabilities in excess of 20% of Consolidated Tangible Net Worth.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "Usage Fee Rate" means (i) 0% per annum, for any date on which Level I Status, Level II Status, Level III or Level V Status exists and (ii) 1/8 of 1% per annum, for any date on which Level IV Status exists.

                  "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors, qualifying shares) are at the time directly or indirectly owned by the Company.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

                  SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this subsection (a) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

                  SECTION 2.02. Notice of Committed Borrowings. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than Noon (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION 2.03. Money Market Borrowings.

                  (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, unless Level V Status exists any Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. Unless Level V Status exists, the Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than Noon (New York City time) on (y) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market

         Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than
         (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                        (A) the proposed date of Borrowing,

                        (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount
                  (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                        (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percent-age (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                        (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                        (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                        (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii);

                        (B) contains qualifying, conditional or similar
                  language;

                        (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                        (D) arrives after the time set forth in subsection
                  (d)(i).

                  (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
         (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than 10:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  SECTION 2.04. Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to
         Section 11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address or at such other location as may be agreed upon in writing between the Borrower and the Agent.

                  (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

                  (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate; provided that upon any Bank's failure to make such share available to the Agent, the Agent may make a demand upon the Borrower for payment of all amounts due under this subsection with respect to such failure only if (A) the Agent has first made such a demand upon such Bank and (B) such Bank has failed to immediately pay the amounts so demanded. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

                  (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b) or 3.03(a), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note of any Borrower shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

                  (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

                  "CD Margin" means (i) 9/16 of 1% per annum for any date on which Level I Status exists, (ii) 5/8 of 1% per annum for any date on which Level II Status exists, (iii) 11/16 of 1% per annum for any date on which Level III Status exists, (iv) 3/4 of 1% per annum for any date on which Level IV Status exists and (v) 1-3/16% per annum for any date on which Level V Status exists.

                  The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                    [ CDBR          ]*
                  ACDR     =        [ - - - - - - - ]   + AR
                                    [ 1.00 - DRP    ]

                  ACDR     =        Adjusted CD Rate
                  CDBR     =        CD Base Rate
                  DRP      =        Domestic Reserve Percentage
                  AR       =        Assessment Rate

         ----------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

                  The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum, bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from Morgan Guaranty Trust Company of New York of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of Morgan Guaranty Trust Company of New York to which such Interest Period applies and having a maturity comparable to such Interest Period.

                  "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                  "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  "Euro-Dollar Margin" means (i) 7/16 of 1% per annum for any date on which Level I Status exists, (ii) 1/2 of 1% per annum for any date on which Level II Status exists, (iii) 9/16 of 1% per annum for any date on which Level III Status exists, (iv) 5/8 of 1% per annum for any date on which Level IV Status exists and (v) 1-1/16% per annum for any date on which Level V Status exists.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to Morgan Guaranty Trust Company of New York in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of Morgan Guaranty Trust Company of New York to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum, equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to Morgan Guaranty Trust Company of New York are offered to Morgan Guaranty Trust Company of New York in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

                  (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

                  (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  SECTION 2.08. Fees.

                  (a) Commitment Fee. During the Revolving Credit Period, the Company shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at the Commitment Fee Rate on the daily amount by which the aggregate amount of the Commitments exceeds the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the date hereof to but excluding the Termination Date.

                  (b) Facility Fee. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the date hereof to but excluding the Termination Date, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

                  (c) Administrative and Auction Fees. The Company shall pay to the Agent for its own account administrative and auction fees in the amounts previously agreed between them.

                  (d) Payments. Accrued fees under subsections (a) and (b) of this Section shall be payable quarterly on each March 15, June 15, September 15 and December 15, and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                  (e) Usage Fee. If the daily average aggregate outstanding amount of Committed Loans during any calendar quarter is greater than 25% of the daily average aggregate amount of Commitments (whether drawn or undrawn) during such quarter, then the Company shall pay to the Agent for the account of the Banks ratably in proportion to their daily average outstanding amount of Committed Loans during such calendar quarter a usage fee at the Usage Fee Rate on such daily average aggregate outstanding amount of Committed Loans. Such usage fee shall be payable in arrears on the fifteenth day after the last day of the relevant calendar quarter.

                  SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Company may, upon at least three Domestic Business Days', notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of at least $10,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                  SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.11. Optional Prepayments.

                  (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Prime Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Except as provided in Section 8.02, no Borrower may prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. General Provisions as to Payments.

                  (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if a Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                  SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.15. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

                  SECTION 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

                  SECTION 2.17. Foreign Withholding Taxes and Other Costs.

                  (a) All payments by an Eligible Subsidiary of principal of and interest on its Notes and of all other amounts payable under this Agreement are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political sub-division or taxing authority thereof or therein through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, such Eligible Subsidiary will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on its Notes and of all other amounts payable by it under this Agreement, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein. Such Eligible Subsidiary shall furnish promptly to the Agent official receipts evidencing such withholding or deduction.

                  (b) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (b) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

                                  ARTICLE III

                                   CONDITIONS

                  SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

                  (a) receipt by the Agent of counterparts hereof signed by each of the Company, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (c) receipt by the Agent of an opinion of William A. Wise, Jr., Assistant General Counsel of the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (e) receipt by the Agent of all fees payable under Section 2.08(c);

                  (f) receipt by the Agent of evidence satisfactory to it that the commitments of the banks under the $80,000,000 Credit Agreement dated as of December 19, 1990, as amended, among the Company and the banks and agent listed therein shall have been terminated and all amounts due and payable under such agreement shall have been paid; and

                  (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than March 26, 1993. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                  SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (b) the fact that, immediately before and after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                  (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing.

                  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                  SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

                  (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing complying with the provisions of Section 2.05;

                  (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

                  (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of organization or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

                  SECTION 4.04. Financial Information.

                  (a) The consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of October 31, 1992 and the related consolidated and consolidating statements of income, cash flow and stockholders' equity for the fiscal year then ended, in the case of the consolidated statements reported on by Ernst & Young and set forth in the Company's 1992 Form 10-K, copies of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the financial position of the Company and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such fiscal year.

                  (b) The unaudited consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of January 30, 1993 and the related unaudited consolidated statements of income, cash flow and stockholders' equity for the three months then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company and its Consolidated Subsidiaries as of such date and their results of operations and cash flows for such three month period (subject to normal year-end adjustments).

                  (c) Since January 30, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended November 3, 1990. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

                  SECTION 4.09. Subsidiaries. Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 4.10. Ownership and Liens. Each of the Company and its Consolidated Subsidiaries has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Company or any of its Subsidiaries and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements or as may be permitted hereunder.

                  SECTION 4.11. Subsidiaries and Ownership of Stock. Schedule I is a complete and accurate list of the Subsidiaries of the Company, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Company's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary owned by the Company has been validly issued, is fully paid and nonassessable and is owned by the Company free and clear of all Liens.

                  SECTION 4.12. Credit Arrangements. Schedule II is a complete and correct list of all credit agreements, indentures, purchase agreements, Guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding as of January 30, 1993 and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated, in such Schedule; provided that for the purposes of such Schedule, credit agreements, indentures and purchase agreements which individually have values less than $2,000,000 and which in the aggregate do not have values exceeding $4,000,000 may be listed in summary fashion and Guaranties and Capital Leases having an aggregate market value of less than $6,000,000 and $14,000,000, respectively, may be listed in summary fashion.

                  SECTION 4.13. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.14. Full Disclosure. All information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.

                                    ARTICLE V

                                    COVENANTS

                  The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                  SECTION 5.01. Information. The Company will deliver to each of the Banks:

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, cash flow and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, in the case of the consolidated statements, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flow for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the treasurer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections
         5.08 to 5.13, inclusive, and 5.15 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) within ten days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, IO-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                  (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                  (i) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries which, if determined adversely to the Company or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Company and its Subsidiaries, taken as a whole;

                  (j) promptly after the furnishing thereof, copies of any, statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section;

                  (k) promptly after such time as the Company becomes aware of any actual or proposed change in the rating of the Company's senior unsecured long-term debt securities, notice of such actual or proposed change; and

                  (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear and fully insured casualty excepted.

                  (b) The Company will maintain, and will cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks.

                  SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary, to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.07. Transactions With Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit (a) the Company from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection there with, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Company or any Subsidiary from making payments of principal, interest and premium on any indebtedness of the Company or such Subsidiary held by an Affiliate if the terms of such indebtedness are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such indebtedness from a lender which was not an Affiliate and (d) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

                  SECTION 5.08. Current Ratio. The Company shall maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.75 to 1.

                  SECTION 5.09. Leverage Ratio. The Company shall maintain at all times a ratio of Total Liabilities to Consolidated Tangible Net Worth of not greater than 1 to 1.

                  SECTION 5.10. Minimum Consolidated Tangible Net Worth. The Company will at no time permit Consolidated Tangible Net Worth to be less than the sum of (i) $288,981,000 plus (ii) 50% of consolidated net income of the Company and its Consolidated Subsidiaries for the period from January 31, 1993 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period) plus (iii) 50% of the net proceeds received by the Company from the issuance and sale subsequent to January 30, 1993 of shares of any class of the capital stock of the Company; provided, however, that in the event the Company incurs a net loss in one or more of its fiscal quarters ending after January 30, 1993, the results of such quarter or quarters shall be excluded in calculating consolidated net income of the Company and its Consolidated Subsidiaries pursuant to clause (ii) above.

                  SECTION 5.11. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to January 30, 1993 does not exceed the sum of $29,734,000 plus 50% of the consolidated net income of the Company and its Consolidated Subsidiaries for the period from January 31, 1993 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period). Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

                  SECTION 5.12. Investments. The Company will not make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (all such transactions being herein called "Investments"), except:

                  (a) Investments in Liquid Assets;

                  (b) Investments in the Company or any or its Consolidated Subsidiaries;

                  (c) Investments in accounts, contract rights and general intangibles (as defined in the Uniform Commercial Code) or notes or other instruments receivable, arising from the sale, lease or other furnishings of goods or services by the Company or any Subsidiary in the ordinary course of its business;

                  (d) Investments in equity interests (including stocks and convertible debt securities) of corporations which do not become Consolidated Subsidiaries made with the proceeds of the issuance of stock by the Company;

                  (e) Acquisitions permitted by Section 5.15;

                  (f) Investments (including stocks, equity interests and convertible debt securities) of corporations that do not become Consolidated Subsidiaries made with the proceeds of the sale or other disposition of any capitalized Investment permitted by clause (d), providing the Company gives the Banks notice of such Investment under this clause; and

                  (g) additional Investments not exceeding in the aggregate at any one time outstanding $20,000,000.

                  SECTION 5.13. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens in favor of the Banks securing the Loans hereunder;

                  (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation;

                  (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any such Subsidiary of the property assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (h) Liens securing obligations of such a Subsidiary to the Company or another such Subsidiary;

                  (i) Liens set forth in Schedule III; and

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section securing indebtedness in an aggregate principal amount at any one time outstanding not to exceed 30% of Consolidated Tangible Net Worth.

                  SECTION 5.14. Consolidations, Mergers and Sales of Assets. The Company will not merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any of its Subsidiaries to do so, except that: (a) any such Subsidiary may merge into or transfer assets to the Company; (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary; and (c) the Company may effect any Acquisition permitted by Section 5.15.

                  SECTION 5.15. Acquisitions. The Company shall not, and shall not permit any of the Subsidiaries to, consummate any Acquisition, or sell, lease, assign or otherwise dispose of (whether in one transaction or in a series of related transactions) all or Any substantial part of its assets, whether now owned or hereafter acquired, or be a party to any merger or consolidation, except that:

                  (a) the Company and its Subsidiaries may sell inventory or used or surplus equipment in the ordinary course of business; and

                  (b) the Company and any of the Subsidiaries may consummate any Acquisition (including any Acquisition by way of merger); provided that: (i) with respect to any such Acquisition the Company shall provide to the Banks twenty (20) days or more prior written notice thereof; (ii) with respect to all such Acquisitions the aggregate value, on a current market value basis (determined at the time of each such Acquisition), of the consideration therefor paid and to be paid by the Company and Subsidiaries shall not exceed 33 1/3% of Consolidated Tangible Net worth as of the end of the immediately preceding fiscal quarter; (iii) after giving effect to such Acquisition, the Company shall be in compliance with all of the terms and conditions hereof;
         (iv) the Company or such Subsidiary consummating such Acquisition shall not, after giving effect to such Acquisition, be in violation of
         Section 5.04; (v) no such Acquisition shall have a material adverse effect on the financial condition of the Company and the Subsidiaries taken as a whole; and (vi) in respect of each such Acquisition, the Company or such Subsidiary shall be the surviving or continuing entity.

                  SECTION 5.16. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                                   ARTICLE VI

                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any principal of any Loan shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within three days of the due date thereof;

                  (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.16, inclusive;

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Company or any Subsidiary shall fail to make payment in respect of any Material Debt when due or within any applicable grace period;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $500,000;

                  (j) one or more judgments or orders for the payment of money in excess of $750,000 in the aggregate shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial owner-ship (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 50% or more of the outstanding shares of common stock of the Company; or, during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company (other than as a result of the death of one or more such individuals);

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right, with the consent of the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and consented to by the Company, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.

                                   ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

                  (a) the Agent is advised by Morgan Guaranty Trust Company of New York that deposits in dollars (in the applicable amounts) are not being offered to Morgan Guaranty Trust Company of New York in the relevant market for such Interest Period, or

                  (b) in the case of a Committed Borrowing, Banks having more than 50% of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Prime Rate for such day.

                  SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and
         (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

                  (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its CD Loans or Euro Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. HLT Classification. If, after the date hereof, the Agent determines that, or the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Company and the other Banks. The Agent, the Banks and the Company shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Company and Banks having more than 50% in aggregate amount of the Commitments agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 11.05. If the Company and Banks having more than 50% in aggregate amount of the Commitments fail to so agree within 45 days after notice is given by the Agent as provided above, then the Agent shall, if requested by Banks having 50% or more in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate and the Borrowers shall repay each outstanding Loan at the end of the Interest Period applicable thereto. The Banks acknowledge that an HLT Classification is not a Default or an Event of Default hereunder.

                                   ARTICLE IX

             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

                  Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

                  SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and a Wholly-Owned Consolidated Subsidiary of the Company.

                  SECTION 9.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

                  SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                   ARTICLE X

                                    GUARANTY

                  SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

                  SECTION 10.02. Guaranty Unconditional. The obligation of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, com-promise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to this Agreement or any Note;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

                  (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

                  (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or-regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

                  (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

                  SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

                  SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

                  SECTION 10.05. Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by an Eligible Subsidiary in respect thereof.

                  SECTION 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or telex number set forth on the signature pages hereof (or, in the case of an Eligibility Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.

                  SECTION 11.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11.03. Expenses; Documentary Taxes; Indemnification.
(a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, and all allocated costs of in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, any Election to Participate or Election to Terminate or any Note.

                  (b) The Company agrees to indemnify each Bank and hold each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Bank (or by the Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Bank shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

                  SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided, further, that this Agreement may be amended to give effect to any increased fees, interest rates and/or margins agreed upon pursuant to Section
8.05 or to reduce or rescind any such increases previously agreed upon pursuant to Section 8.05, if such amendment is in writing and is signed by the Company and Banks having more than 50% in aggregate amount of the Commitments; and provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

                  SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or
         (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                  (c) Any Bank may at any time assign to one or more other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent; provided that (i) the amount of Loans or Commitments assigned equals or exceeds $10,000,000, (ii) if an Assignee is an affiliate of such transferor Bank, no such consent shall be required and (iii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

                  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
         8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or
         8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  SECTION 11.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 11.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have this Agreement to be duly executed by their respective authorized officers as of the day and year first above written:

                                          ANALOG DEVICES, INC.
                                          By
                                             -------------------------------
                                             Title: V.P. Finance & CFO
                                          One Technology Way
                                          P.O. Box 9106
                                          Norwood, Massachusetts 02062-9106
                                          Attention: Vice President - Finance
                                               and Chief Financial Officer
                                          Telex number: 924491


     COMMITMENTS
     $20,000,000                      MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK

                                      By
                                        -------------------------------
                                        Title: VICE PRESIDENT

     $20,000,000                      BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION

                                      By
                                        -------------------------------
                                        Title:

     $20,000,000                      CONTINENTAL BANK N.A.

                                      By
                                        -------------------------------
                                        Title:

     $20,000,000                      THE FIRST NATIONAL BANK OF
                                            BOSTON

                                      By
                                        -------------------------------
                                        Title:

     --------------------------
     Total Commitments

     $80,000,000
     ==========================

     COMMITMENTS
     $20,000,000                           MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK

                                           By
                                             -------------------------------
                                             Title:

     $20,000,000                           BANK OF AMERICA NATIONAL TRUST
                                                 AND SAVINGS ASSOCIATION

                                           By
                                             -------------------------------
                                             Title: Vice President

     $20,000,000                           CONTINENTAL BANK N.A.

                                           By
                                             -------------------------------
                                             Title:

     $20,000,000                           THE FIRST NATIONAL BANK OF
                                                 BOSTON

                                           By
                                             -------------------------------
                                             Title:

     --------------------------
     Total Commitments

     $80,000,000
     ==========================

     COMMITMENTS
     $20,000,000                       MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK

                                       By
                                         -------------------------------
                                         Title:

     $20,000,000                       BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION

                                       By
                                         -------------------------------
                                         Title:

     $20,000,000                       CONTINENTAL BANK N.A.

                                       By
                                         -------------------------------
                                         Title: Vice President

     $20,000,000                       THE FIRST NATIONAL BANK OF
                                             BOSTON

                                       By
                                         -------------------------------
                                         Title:

     --------------------------
     Total Commitments

     $80,000,000
     ==========================

     COMMITMENTS
     $20,000,000                         MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK

                                         By
                                           -------------------------------
                                           Title:

     $20,000,000                         BANK OF AMERICA NATIONAL TRUST
                                               AND SAVINGS ASSOCIATION

                                         By
                                           -------------------------------
                                           Title:

     $20,000,000                         CONTINENTAL BANK N.A.

                                         By
                                           -------------------------------
                                           Title:

     $20,000,000                         THE FIRST NATIONAL BANK OF BOSTON

                                         By
                                           -------------------------------
                                           Title:

     --------------------------
     Total Commitments

     $80,000,000
     ==========================

                                           MORGAN GUARANTY TRUST COMPANY
                                                OF NEW YORK, as Agent

                                           By
                                             -------------------------------
                                                Title: VICE PRESIDENT
                                           60 Wall Street
                                           New York, New York 10260
                                           Attention: Adam Silver
                                           Telex number: 177615